Exhibit 99.1

PRESS RELEASE

Contact:

Kevin S. Bauer Vice President and CFO 510-668-7100	For Release October 29, 2009

Exar Corporation Reports Fiscal 2010 Second Quarter Results

Fremont, California, October 29, 2009 – Exar Corporation (Nasdaq: EXAR), today reported financial results for its fiscal 2010 second quarter ended September 27, 2009.

Net sales for the second quarter of fiscal 2010 were $31.6 million compared to net sales of $30.9 million for the prior quarter and $32.7 million for the second quarter of fiscal 2009.

The GAAP gross margin for the second quarter of fiscal 2010 was 44.6% compared to 41.6% for the prior quarter and 45.8% for the second quarter of fiscal 2009.

On a non-GAAP basis, the gross margin for the second quarter of fiscal 2010 was 51.5% compared to 52.1% for the prior quarter and 49.3% for the second quarter of fiscal 2009.

The GAAP net loss for the second quarter of fiscal 2010 was $8.2 million, or a net loss per share of $0.19, compared to a net loss of $12.9 million, or a net loss per share of $0.30, in the prior quarter, and a net loss of $2.2 million, or a net loss per share of $0.05, for the second quarter of fiscal 2009. These results include acquisition-related costs of $0.8 million in the second quarter of fiscal 2010 as compared to $4.5 million in the prior quarter.

On a non-GAAP basis, the net loss was $2.7 million, or a net loss per share of $0.06, for the second quarter of fiscal 2010, compared to a net loss of $3.1 million, or a net loss per share of $0.07, in the prior quarter, and net income of $1.9 million, or net earnings per share of $0.04, for the second quarter of fiscal 2009.

The Company ended the second quarter of fiscal 2010 with cash, cash equivalents and short-term marketable securities of $221.4 million.

“We saw sequential double-digit percentage revenue improvement in all product lines, except in our communications portfolio where we experienced a significant reduction due to two products. As a result, our quarter-to-quarter revenue growth was limited to less than five percent,” said Pete Rodriguez, the Company’s president and chief executive officer. “We have successfully integrated Hifn and Galazar and are on track to release new products and exceed cost synergy targets. During the quarter we introduced two devices at the Digital Power Forum and a new deduplication solution for enterprise storage applications. These products have had excellent customer response and we believe will start generating revenue in the current quarter.”

Business Outlook

For the third quarter of fiscal 2010, the Company expects that net sales will be between $32.0 million and $34.0 million, non-GAAP gross margin will be between 51% and 53% and non-GAAP operating expenses will be between $19.5 million and $20.5 million.

The Company’s statements about its future financial performance or operating plans are based on current information and expectations and the Company undertakes no duty to update such statements. These statements are forward-looking and actual results could differ materially due to various risks and uncertainties, some of which are described herein.

Results Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the second quarter of fiscal 2010, today, Thursday, October 29, 2009 at 1:30 p.m. PDT. To access the conference call, please dial (800) 230-1085 by 1:20 p.m. PDT and use conference ID number 119167.

In addition, a live webcast will also be available. To access the webcast, please go to the Company’s Investor Relations Homepage at: http://www.exar.com/news/investornews.aspx.

A taped replay of the conference call will be available starting at 3:00 p.m. PDT the day of the call until 11:59 p.m. PST on November 5, 2009. To access the replay, please dial (800) 475-6701 and use conference ID number 119167.

Product Line Highlights

Power Management

Exar Redefines Digital Power Market — Introduces PowerXR Family High-Performance System Solutions

http://www.exar.com/Common/Content/News.aspx?id=5548

Hifn Technology Solutions

Exar Expands Product Portfolio for Enterprise Storage Applications

http://www.exar.com/Common/Content/News.aspx?id=5554

Safe Harbor Statement

The Company’s statements about its future financial performance, changes in gross margins, net sales and operating expenses, resource allocation and its impact on future performance and product development initiatives, design win conversion, distribution and OEM trends, supply chain issues among others, are forward-looking statements that involve risks and uncertainties. These risks and uncertainties include global financial volatility, economic recession, and industry and market conditions, such as customer and distributor relationships; limited visibility associated with customer or distributor demand for the Company’s products; the possible loss of, or decrease in orders from, an important customer; adjustments in interest rates and cash balances; vendor capacity, quality or throughput constraints; successful integration of acquired businesses; possible disruption in commercial activities as a consequence of terrorist activity, natural disasters, armed conflict or health issues; successful development, market acceptance and demand for the Company’s products, including those for which the Company has achieved design wins; competitive factors, such as pricing or competing solutions; customer ordering patterns; accounting considerations related to impairment analyses or acquisition related issues; the level of inventories maintained at the Company’s OEMs and distributors; and the Company’s successful execution of internal performance plans, as well as the other risks detailed from time to time in the Company’s SEC reports, including the Annual Report on Form 10-K for the year ended March 29, 2009 and the Quarterly Report on Form 10-Q for the period ended June 28, 2009.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. For the periods presented, we are disclosing non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP selling, general and administrative expenses, non-GAAP operating expenses, non-GAAP operating loss, non-GAAP net income (loss), and non-GAAP diluted earnings (loss) per share, which are adjusted to exclude from our GAAP results all stock-based compensation expense, amortization of acquired intangible assets, fair value adjustment of acquired inventories, acquisition-related costs, separation costs of executive officers, impairment charges on investments, and income tax effects. These non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties following the semiconductor industry. For its internal purposes, the Company uses the foregoing non-GAAP measures to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

About Exar

Exar Corporation delivers highly differentiated silicon, software and subsystem solutions for industrial, consumer, and enterprise applications. For nearly 40 years, Exar’s comprehensive knowledge of end-user markets along with the underlying analog/mixed signal and digital technologies has enabled innovative solutions that meet the needs of the evolving connected world. Exar’s technology portfolio includes solutions for power management, serial interfaces, packet-based and TDM wireline communications, enterprise storage optimization, and data security. Exar has locations worldwide providing real-time customer support to drive rapid product development. For more information about Exar, visit: www.exar.com

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EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	SEPTEMBER 27, 2009	MARCH 29, 2009
ASSETS
Current assets:
Cash and cash equivalents	$32,034	$89,002
Short-term marketable securities	189,411	167,341
Accounts receivable (net of allowances of $636 and $572)	12,975	7,452
Accounts receivable, related party (net of allowances of $407 and $736)	3,366	1,796
Inventories	13,016	15,678
Other current assets	4,264	3,274
Deferred income taxes, net	314	62

Total current assets	255,380	284,605

Property, plant and equipment, net	43,546	42,549
Goodwill	2,621	—
Intangible assets, net	25,694	7,359
Other non-current assets	3,023	1,876

Total assets	$330,264	$336,389

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,515	$5,391
Accrued compensation and related benefits	6,300	4,773
Deferred income and allowances on sales to distributors	3,197	3,208
Deferred income and allowances on sales to distributors, related party	7,676	7,040
Other accrued expenses	9,592	7,014

Total current liabilities	35,280	27,426

Long-term lease financing obligations	15,160	15,633
Other non-current obligations	1,646	1,236

Total liabilities	52,086	44,295

Total stockholders’ equity
Preferred stock, $.0001 par value; 2,250,000 shares authorized; no shares outstanding	—	—
Common stock, $.0001 par value; 100,000,000 shares authorized; 43,582,508 and 43,036,271 shares issued and outstanding at September 27, 2009 and March 29, 2009, respectively (net of treasury shares)	4	4
Additional paid-in capital	716,997	710,787
Accumulated other comprehensive income	1,714	802
Treasury stock at cost, 19,924,369 shares at September 27, 2009 and March 29, 2009, respectively	(248,983)	(248,983)
Accumulated deficit	(191,554)	(170,516)

Total stockholders’ equity	278,178	292,094

Total liabilities and stockholders’ equity	$330,264	$336,389

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	SEPTEMBER 27, 2009	JUNE 28, 2009	SEPTEMBER 28, 2008	SEPTEMBER 27, 2009	SEPTEMBER 28, 2008
Net sales	$23,118	$23,110	$21,581	$46,228	$41,752
Net sales, related party	8,470	7,752	11,167	16,222	23,207

Total net sales	31,588	30,862	32,748	62,450	64,959

Cost of sales:
Cost of sales	11,843	12,889	11,579	24,732	22,518
Cost of sales, related party	4,088	3,788	5,208	7,876	11,055
Amortization of purchased intangible assets	1,567	1,340	956	2,907	1,911

Total cost of sales	17,498	18,017	17,743	35,515	35,484

Gross profit	14,090	12,845	15,005	26,935	29,475

Operating expenses:
Research and development	12,288	12,294	8,133	24,582	16,225
Selling, general and administrative	11,375	15,112	9,746	26,487	21,047

Total operating expenses	23,663	27,406	17,879	51,069	37,272
Loss from operations	(9,573)	(14,561)	(2,874)	(24,134)	(7,797)

Other income, net:
Interest income and other, net	1,700	1,754	2,535	3,454	5,205
Interest expense	(326)	(324)	(330)	(650)	(661)
Impairment charges on investments	(245)	(72)	(1,454)	(317)	(1,454)

Total other income, net	1,129	1,358	751	2,487	3,090

Loss before income taxes	(8,444)	(13,203)	(2,123)	(21,647)	(4,707)
Provision (benefit) for income taxes	(281)	(328)	64	(609)	(59)

Net loss	$(8,163)	$(12,875)	$(2,187)	$(21,038)	$(4,648)

Loss per share:
Basic loss per share	$(0.19)	$(0.30)	$(0.05)	$(0.48)	$(0.11)

Diluted loss per share	$(0.19)	$(0.30)	$(0.05)	$(0.48)	$(0.11)

Shares used in the computation of loss per share:
Basic	43,550	43,314	42,735	43,432	42,854

Diluted	43,550	43,314	42,735	43,432	42,854

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	SEPTEMBER 27, 2009	JUNE 28, 2009	SEPTEMBER 28, 2008	SEPTEMBER 27, 2009	SEPTEMBER 28, 2008
GAAP gross margin	44.6%	41.6%	45.8%	43.1%	45.4%
Stock-based compensation	0.5%	0.4%	0.5%	0.4%	0.6%
Amortization of acquired intangible assets	5.0%	4.3%	2.9%	4.4%	2.9%
Fair value adjustment of acquired inventories	1.4%	5.8%	—	3.6%	—
Acquisition-related costs	0.1%	—	—	0.2%	0.2%

Non-GAAP gross margin	51.5%	52.1%	49.3%	51.7%	49.1%

GAAP research and development expenses	$12,288	$12,294	$8,133	$24,582	$16,225
Stock-based compensation	748	486	481	1,234	839
Amortization of acquired intangible assets	635	588	263	1,223	526
Acquisition-related costs	192	557	—	749	—

Non-GAAP research and development expenses	$10,713	$10,663	$7,389	$21,376	$14,860

GAAP selling, general and administrative expenses	$11,375	$15,112	$9,746	$26,487	$21,047
Stock-based compensation	767	707	435	1,474	1,244
Amortization of acquired intangible assets	179	142	162	321	324
Acquisition-related costs	620	3,926	—	4,546	541
Separation costs of executive officers	—	162	—	162	—

Non-GAAP selling, general and administrative expenses	$9,809	$10,175	$9,149	$19,984	$18,938

GAAP operating expenses	$23,663	$27,406	$17,879	$51,069	$37,272
Stock-based compensation	1,515	1,193	916	2,708	2,083
Amortization of acquired intangible assets	814	730	425	1,544	850
Acquisition-related costs	812	4,483	—	5,295	541
Separation costs of executive officers	—	162	—	162	—

Non-GAAP operating expenses	$20,522	$20,838	$16,538	$41,360	$33,798

GAAP operating loss	$(9,573)	$(14,561)	$(2,874)	$(24,134)	$(7,797)
Stock-based compensation	1,666	1,309	1,090	2,975	2,449
Amortization of acquired intangible assets	2,381	2,070	1,380	4,451	2,760
Fair value adjustment of acquired inventories	447	1,787	—	2,234	—
Acquisition-related costs	830	4,489	—	5,319	656
Separation costs of executive officers	—	162	—	162	—

Non-GAAP operating loss	$(4,249)	$(4,744)	$(404)	$(8,993)	$(1,932)

GAAP net loss	$(8,163)	$(12,875)	$(2,187)	$(21,038)	$(4,648)
Stock-based compensation	1,666	1,309	1,090	2,975	2,449
Amortization of acquired intangible assets	2,381	2,070	1,380	4,451	2,760
Fair value adjustment of acquired inventories	447	1,787	—	2,234	—
Acquisition-related costs	830	4,489	—	5,319	656
Separation costs of executive officers	—	162	—	162	—
Impairment charges on investments	245	72	1,454	317	1,454
Income tax effects	(136)	(152)	142	(288)	(19)

Non-GAAP net income (loss)	$(2,730)	$(3,138)	$1,879	$(5,868)	$2,652

GAAP loss per share	$(0.19)	$(0.30)	$(0.05)	$(0.48)	$(0.11)
Stock-based compensation	0.04	0.03	0.03	0.07	0.06
Amortization of acquired intangible assets	0.05	0.05	0.03	0.10	0.06
Fair value adjustment of acquired inventories	0.01	0.04	—	0.05	—
Acquisition-related costs	0.02	0.10	—	0.12	0.02
Separation costs of executive officers	—	—	—	0.00	—
Impairment charges on investments	0.01	—	0.03	0.01	0.03
Income tax effects	(0.00)	—	0.00	(0.01)	—

Non-GAAP diluted earnings (loss) per share	$(0.06)	$(0.07)	$0.04	$(0.14)	$0.06

Shares used in loss per share — GAAP	43,550	43,314	42,735	43,432	42,854
The effect of dilutive potential common shares due to reporting Non-GAAP net income	—	—	246	—	239
The effect of removing stock-based compensation expense under SFAS 123R for Non-GAAP presentation purpose	—	—	(130)	—	(99)

Shares used in diluted earnings per share — Non-GAAP	43,550	43,314	42,851	43,432	42,994

Notes: Certain amounts may not total due to rounding.

Certain amounts previously reported above have been reclassified to conform to the current periods’ presentation.